EXHIBIT 99.05
                                Southern Company
                               Kilowatt-Hour Sales
                              (In Millions of KWHs)


                                 3 Months Ended June                        Year-to-Date June
                            -------------------------------         ----------------------------------
As Adjusted (See Notes)       2006       2005       Change            2006         2005       Change
                              ----       ----       ------            ----         ----       ------
Kilowatt-Hour Sales-
  Total Sales                50,177     47,714       5.2%            95,447       93,241       2.4%

  Total Retail Sales-        40,214     38,452       4.6%            77,035       75,181       2.5%
   Residential               12,408     11,205      10.7%            24,125       22,846       5.6%
   Commercial                13,485     12,985       3.9%            25,167       24,506       2.7%
   Industrial                14,084     14,013       0.5%            27,270       27,331      -0.2%
   Other                        237        249      -4.8%               473          498      -5.1%

  Total Wholesale Sales       9,963      9,262       7.6%            18,412       18,060       1.9%


                                 3 Months Ended June                        Year-to-Date June
                            -------------------------------         ----------------------------------
As Reported (See Notes)       2006       2005       Change            2006         2005       Change
                              ----       ----       ------            ----         ----       ------
Kilowatt-Hour Sales-
  Total Sales                50,177     47,714       5.2%            95,447       93,241       2.4%

  Total Retail Sales-        40,214     38,452       4.6%            77,035       75,181       2.5%
   Residential               12,408     11,205      10.7%            24,125       22,846       5.6%
   Commercial                13,485     12,920       4.4%            25,167       24,320       3.5%
   Industrial                14,084     14,078       0.0%            27,270       27,517      -0.9%
   Other                        237        249      -4.8%               473          498      -5.1%

  Total Wholesale Sales       9,963      9,262       7.6%            18,412       18,060       1.9%


Notes
-----
- In 2005, some Georgia Power industrial customers were reclassified from industrial to commercial to be consistent with the rate structure approved by the Georgia Public Service Commission. For presentation purposes, the "As Adjusted" chart reclassifies the second quarter and year-to-date 2005 KWHs for commercial and industrial customers to be consistent with the 2006 presentation.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.